Exhibit 99.1

Inspired Entertainment, Inc. Reports First Quarter 2017 Results

NEW YORK, Feb. 9, 2017 /PRNewswire/ --

•	Revenues increased by 7.7% on a constant functional currency basis year over year, driven by growth in Server Based Gaming ("SBG") deployments and SBG terminal performance[1]

•	Adjusted EBITDA of $8.5 million for the period, an increase of 0.2% year over year on a constant currency basis[1,2]

•	Guidance ranges established for 2017 and 2018 – Prior Adjusted EBITDA guidance within range on constant currency basis; Initiates capital expenditure guidance

•	First quarter highlights included successful technical field trials in Virtual Sports in Nevada

•	Subsequent to the end of the quarter, SBG has launched trial operations in Greece

•	New territories and revenue streams, including Greek SBG and Virtual Sports, are poised to lead to the sequential growth implied by guidance

Inspired Entertainment, Inc. ("Inspired") (NASDAQ: INSE) today reported financial results for the quarter ended December 31, 2016.  February 13, 2017 at 10:00 a.m. ET / 3:00 p.m. GMT, management will host a conference call to discuss the first quarter results and general business trends; access details are provided below.

"Strong performance in our Server Based Gaming estate and continued expansion in Virtual Sports recurring revenue drove growth in constant currency revenue and Adjusted EBITDA in the quarter.  Despite the dramatic impact of foreign exchange rates following Brexit, our constant currency operating performance demonstrates the strength of the fundamentals in our business even before the launch of certain key new markets later in the year," said Luke Alvarez, CEO and President of Inspired. Mr. Alvarez continued, "We look forward to continuing the expansion of our geographical footprint throughout 2017."

"Our excitement about our growth prospects continues to build," said Lorne Weil, Executive Chairman of Inspired. Mr. Weil continued, "We believe our solid performance this quarter positions us well as we pursue opportunities in new jurisdictions through existing and, potentially, new distribution channels."

Summary of Consolidated First Quarter 2017 Financial Results

	(Reported)			Constant	Functional
	Quarter Ended December 31,		Change	Currency Basis (1)	Currency Change (1)
	2016	2015	(%)	2016	(%)
(In $ millions, except per share amts)
Revenue	$27.0	$30.8	-12.3%	$33.2	7.7%
Adjusted EBITDA (2)	$8.5	$10.4	-18.3%	$10.4	0.2%
Net Operating Income	$(9.3)	$(0.6)	NM	$(11.4)	NM
Net (loss) Income	$(22.4)	$(16.9)	NM	$(27.5)	NM
Net (loss) Income per diluted share	$(1.79)	$(1.47)	NM	$(2.20)	NM

[1]	Constant currency is a non-GAAP financial measure. See Non-GAAP Financial Metrics section for calculation
[2]	Adjusted EBITDA is a non-GAAP financial measure. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are provided at the end of this news release

First Quarter Highlights

"We are excited about all the things we accomplished in the first quarter and look forward to the ramp up of these initiatives as well as other initiatives we have undertaken since the end of the quarter," said Mr. Alvarez.

During the first quarter:

•	Inspired's world-leading Virtual Sports product successfully passed technical field trials with the Nevada Gaming Control Board and a full product portfolio is expected to be available in sportsbooks across Nevada during calendar 2017, with the first quarter including the early-stage ramp up.

•	Inspired entered into an exclusive deal with LT Game Macau, one of the leading gaming and casino providers in Macau and the Asia Pacific region, which is expected to lead to the deployment of its Virtual Sports content to LT Game's ETG self-service terminals.

•	Inspired entered into a key brand partnership and licensing deal with NBA Hall of Famer, Shaquille O'Neal. As part of the deal, Shaq was confirmed as the brand ambassador for Inspired's Rush Basketball Virtual Sports game, which is expected to be launched globally in calendar 2017.

•	As part of an exclusive launch deal, Mike Tyson branded boxing products launched online and in retail venues in the UK with Betfred. Mike Tyson Slots, Roulette and Blackjack will be complemented by Mike Tyson Rush Virtual Boxing, which is expected to launch in multiple countries in calendar 2017.

•	Inspired's expansion into Mobile continued with launches of new slot games and on-demand Virtual Sports. Inspired's Mobile games are now available to UK customers of William Hill, Gala Coral, Paddy Power, Betfred, Bet365 and Ladbrokes.

Subsequent to the first quarter, Inspired has recorded these milestones, among others:

•	Inspired commenced the deployment on a trial basis of SBG terminals with OPAP in Greece, which will eventually lead to a rollout of over 3,900 terminals.

•	OPAP and Inspired entered an agreement whereby Inspired's full suite of Virtual Sports products are expected to be deployed into nearly 4,500 OPAP venues during calendar 2017.

2017 and 2018 Guidance

Based upon i) the significant portion of our business that is comprised of recurring revenue, ii) current business trends, iii) anticipated rollouts of new revenue lines pursuant to in-place agreements and iv) to a lesser extent, our pipeline of new potential commercial agreements, we are establishing the following guidance for the fiscal years ending September 30, 2017 and 2018:

	Full-year			Full-year
(In $ millions)	2017			2018
Adjusted Revenue	$117.5	-	$119.5	$149.0	-	$151.0
Adjusted EBITDA	40.5	-	44.0	56.0	-	59.0

Public Company Expenses (excl. executive comp.)*	$2.2	-	$2.4	$2.9	-	$3.2

Maintenance capex	$7.5	-	$8.0	$17.0	-	$17.5
Growth capex
Hardware	9.0	-	10.0	8.5	-	9.0
Capitalized software costs	18.5	-	19.5	13.0	-	14.5

* - Included in Adjusted EBITDA range

This guidance is presented on a consolidated basis and is, therefore, not directly comparable to any prior guidance issued by the Company. All guidance assumes a GBP:USD exchange rate of 1.25.

Comparability of Results

All figures presented in this news release are prepared under U.S. GAAP, unless noted otherwise. Adjusted figures exclude the impact of items such as legacy activities, purchase accounting, impairment charges, restructuring expense, foreign exchange, and certain one-time, primarily transaction-related items. Reconciliations to the most directly comparable U.S. GAAP measures are included in the tables in this news release. Constant currency changes for quarter ending December 31, 2016 are calculated by applying the same GBP:USD rates as the corresponding 2015 period, to our functional currency (GBP) variances.

Overview of Consolidated First Quarter Results

Total revenue increased $2.4 million on a constant currency basis, offset by adverse currency impacts of $6.2 million, resulting in a reported decrease in revenue from $30.8 million to $27.0 million. SBG revenue increased by $2.3 million on a constant currency basis, comprised of growth in hardware sales of $1.5 million and growth in service revenue of $0.9 million. This was offset by an adverse currency impact of $4.6 million, resulting in a reported decrease in SBG revenue from $22.3 million to $20.0 million.

On a constant currency basis, Virtual Sports revenue increased by $0.1 million. Growth in revenue of $0.4 million was mainly offset by a decline in license revenue due to roll-off of revenue recognition of legacy contracts. On a reported basis, Virtual Sports revenue decreased by $1.5 million due to an adverse currency impact of $1.6 million.

Net operating loss increased from $0.6 million to $9.3 million, due primarily to the decline in reported revenue and transaction costs of $9.6 million related to the transaction between Hydra Industries Acquisition Corp. (our predecessor entity) and DMWSL 633 Limited Group, at which time we were renamed Inspired Entertainment, Inc.  This was partially offset by gains in currency translation.

Operating Segment Review

Server Based Gaming
On a constant currency basis, total SBG revenue increased by $2.3 million, or 10.4%, offset by adverse currency translations of $4.6 million. On a reporting basis, total SBG revenue declined from $22.3 million to $20.0 million.

SBG service revenue increased by $0.9 million on a constant currency basis, offset by an adverse currency translation of $4.1 million, resulting in a decline from $21.5 million to $18.2 million. The underlying performance increase is attributable to Gross Win per unit per day incomes on the UK LBO estate increasing by $0.6 million, a 400 terminal increase in the installed base of B3 terminals in Adult Gaming Centre ("AGCs") venues which accounted for $0.2 million increase in revenue, and revenue growth of $0.3 million in other International SBG driven by a mix of volume and gross win per day income growth. These were partly offset by revised terms on a B3 contract extension within the UK Casino & Bingo market driving a $0.3 million decline.

Hardware revenue exhibited growth of $1.5 million on a constant currency basis due to additional SBG sales in Greece, UK LBO and Colombia. This increase was partially offset by adverse currency rate movements of $0.4 million, resulting in reported hardware revenue increasing by $1.1 million from $0.7 million to $1.8 million.

Average Installed Base increased 2.0% from the year ago period to 26,767 due to continued UK market growth and additional SBG installs in Colombia.

On a constant currency basis, SBG operating profit increased by $2.2 million, partially offset by adverse currency movements of $1.5 million. On a reporting basis SBG operating profit increased by $0.7 million from $5.8 million to $6.5 million.

Server Based Gaming Key Performance Indicators (KPIs)

	For the Three-Month Period ended		Variance
	December 31,	December 31,	2016 vs 2015
	2016	2015	#	%

End of period installed base (# of terminals)	26,823	26,087	736	2.8%
Average installed base (# of terminals)	26,767	26,254	513	2.0%
Customer Gross Win per unit per day	£119.06	£114.56	£4.50	3.9%
Customer Net Win per unit per day	£85.89	£83.36	£2.53	3.0%
Inspired Blended Participation Rate	6.1%	6.3%	(0.2%)

Virtual Sports

Virtual Sports revenue was broadly unchanged on a constant currency basis; however, adverse currency impacts of $1.6 million reduced revenue from $8.6 million to $7.0 million on a reported basis.

Virtual Sports experienced revenue growth of $0.2 million on a constant currency basis due to further Remote Gaming Server ("RGS") integrations into the mobile market with six customers compared to three for the same period in 2015. Other Virtual Sports revenue increased year over year by $0.2 million due to new content and customer growth on stakes. This growth was offset by a decline in revenue of $0.3 million due to roll-off of license revenue recognition versus the prior year period.

Virtual Sports live customers increased by six from 68 to 74 in the interim period, including new RGS customers.

Virtual Sports operating profit was unchanged on a constant currency basis but decreased by $0.7 million from $4.0 million to $3.3 million on a reported basis. This was primarily attributable to adverse currency movements, which reduced operating profit by $0.8 million.

Virtual Sports Key Performance Indicators (KPIs)

	For the Three-Month Period ended		Variance
	December 31,	December 31,	2016 vs 2015
Virtuals	2016	2015	#	%

Live Customers #	74	68	6	8.8%
Total Revenue (£'000)	£5,635	£5,598	£38	0.7%

Non-GAAP Financial Metrics

The Company uses certain non-GAAP financial measures, such as EBITDA and Adjusted EBITDA, to enable us to analyze its performance and financial condition. We utilize these financial measures to manage our business on a day-to-day basis and believe that they are the most relevant measures of performance. We believe that these measures are commonly used in the industry to measure performance. We believe these non-GAAP measures provide expanded insight to measure revenue and cost performance, in addition to the standard GAAP-based financial measures. There are no specific rules or regulations for determining non-GAAP measures, and as such, they may not be comparable to measures used by other companies within the industry. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. You should read this discussion and analysis of the company's financial condition and results of operations together with the consolidated financial statements of the Company and the related notes thereto also included within.

EBITDA is defined as net loss excluding depreciation and amortization, interest expense, interest income and income tax expense.

Adjusted EBITDA is defined as net loss excluding depreciation and amortization, interest expense, interest income and income tax expense, and other supplemental adjustments. The Company believes Adjusted EBITDA, when considered along with other performance measures, is a useful measure as it reflects certain operating drivers of the business, such as sales growth, operating costs, selling and administrative expense and other operating income and expense. The Company believes Adjusted EBITDA can provide a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of the company's financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income or loss as it does not take into account certain requirements such as it excludes non-recurring gains and losses which are not deemed to be a normal part of the underlying business activities. The Company's use of Adjusted EBITDA may not be comparable to other companies within the industry. Management compensates for these limitations by using Adjusted EBITDA as only one of several measures for evaluating its business performance. In addition, capital expenditures, which impact depreciation and amortization, interest expense, and income tax benefit (expense), are reviewed separately by management.

Adjusted Revenue (also Revenue Excluding Nil Margin Hardware Sales) is defined as GAAP revenue, adjusting for hardware sales that are sold at nil margin, with the intention of securing longer term recurring revenue streams. For the years ending September 24, 2016 and earlier, this metric also removed analogue sales on the basis these were no longer considered core to the Company.

Constant Currency Results are a non-GAAP measure. The currency impact shown has been calculated as current period GBP:USD rate used less the equivalent rate in the prior period, multiplied by the current period amount in the functional currency (GBP). The remaining difference is therefore calculated as the difference in the functional currency, multiplied by the prior period average GBP:USD rate, as a proxy for constant currency movement.

Conference Call and Webcast

February 13, 2017, at 10:00 a.m. EST / 3:00 p.m. GMT, management will host a conference call to present the first quarter 2017 results. A replay of the webcast will be available on the website following the live event. To listen by telephone, the dial in number is 877-870-4263 for participants in the United States and 412-317-0790 for listeners outside the United States. Participants should ask to be joined into the Inspired Entertainment call. A replay of the call will be available at www.inseinc.com and via telephone at 877-344-7529 in the United States, or 412-317-0088 for listeners outside the United States, both via replay access code 10101448, until February 20, 2017.

About Inspired Entertainment, Inc.

Inspired is a global games technology company, supplying Virtual Sports, Mobile Gaming and Server Based gaming systems with associated terminals and digital content to regulated betting and gaming operators around the world.  Inspired currently operates more than 25,000 digital gaming terminals and supplies its Virtual Sports products in more than 35,000 venues and on over 100 websites in 30 countries. Inspired employs over 800 employees in the UK and elsewhere, developing and operating digital games and networks.

Additional information can be found at www.inseinc.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on Inspired's management's current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of Inspired's control that could cause actual results to differ materially from the results discussed in the forward-looking statements. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in Inspired's most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, which are available, free of charge, at the SEC's website at www.sec.gov.

Contact:

For Investors
Daniel Silvers
daniel.silvers@ingg.com
+1 646 820-0860

For Press and Sales
Elinor Fewster
elinor.fewster@ingg.com
t: +44 20 7456 9016 | m: +44 7973808951

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31, 2016	September 24, 2016
	(Unaudited)
Assets
Current assets
Cash	$30,936	$1,486
Accounts receivable, net	16,393	16,446
Inventory, net	6,846	7,684
Prepaid expenses and other current assets	17,326	19,124
Total current assets	71,501	44,740

Property and equipment, net	44,253	49,231
Software development costs, net	38,354	36,960
Other acquired intangible assets subject to amortization, net	10,861	12,234
Goodwill	43,474	45,705
Other assets	1,111	1,000
Total assets	$209,554	$189,870

Liabilities and stockholders' deficit
Current liabilities
Accounts payable	$11,133	$13,662
Accrued expenses	16,399	17,478
Corporate tax and other current taxes payable	3,654	4,665
Deferred revenue, current	8,378	9,593
Other current liabilities	3,913	3,115
Current portion of long-term debt	16,952	10,082
Current portion of capital lease obligations	208	210
Total current liabilities	60,637	58,805

Long-term debt	100,678	402,327
Capital lease obligations, net of current portion	111	165
Deferred revenue, net of current portion	10,789	12,282
Earnout liability	8,299	-
Derivative liability	806	-
Other long-term liabilities	12,115	12,362
Total liabilities	193,435	485,941
Commitments and contingencies
Stockholders' equity (deficit)
Preferred stock; $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding at December 31, 2016 and September 24, 2016	-	-
Common stock; $0.0001 par value; 49,000,000 shares authorized; 20,363,927 shares and 11,801,369 shares issued and outstanding at December 31, 2016 and September 24, 2016, respectively	2	1
Additional paid in capital	318,957	614
Accumulated other comprehensive income (loss)	49,334	33,105
Accumulated deficit	(352,174)	(329,791)
Total stockholders' equity (deficit)	16,119	(296,071)
Total liabilities and stockholders' equity (deficit)	$209,554	$189,870

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

(Unaudited)

	Three months ended December 31,
	2016	2015

Revenue:
Service	$25,243	$30,072
Hardware	1,794	743
Total revenue	27,037	30,815

Cost of sales, excluding depreciation and amortization:
Cost of service	(3,748)	(4,367)
Cost of hardware	(1,161)	(338)
Selling, general and administrative expenses	(14,612)	(16,176)
Acquisition related transaction expenses	(9,615)	(1,278)
Depreciation and amortization	(7,168)	(9,272)
Net operating loss	(9,267)	(616)

Other income (expense)
Interest income	12	-
Interest expense	(14,423)	(16,107)
Change in fair value of earnout liability	1,276	-
Change in fair value of derivative liability	124	-
Other finance costs	(54)	(65)
Total other expense, net	(13,065)	(16,172)

Net loss before income taxes	(22,332)	(16,788)
Income tax expense	(51)	(86)
Net loss	(22,383)	(16,874)

Other comprehensive income (loss):
Foreign currency translation gain/(loss)	17,485	(298)
Actuarial losses on pension plan	(1,256)	(1,292)
Other comprehensive income/(loss)	16,229	(1,590)

Comprehensive loss	$(6,154)	$(18,464)

Net loss per common share – basic and diluted	$(1.79)	$(1.47)

Weighted average number of shares outstanding during the period – basic and diluted	12,490,280	11,502,684

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

(in thousands, except share and per share data)

(Unaudited)

	Common stock		Additional paid in	Accumulated other comprehensive	Accumulated	Total stockholders' equity
	Shares	Amount	capital	loss	deficit	(deficit)

Beginning Balance as of September 24, 2016	11,801,369	$1	$614	$33,105	$(329,791)	$(296,071)
Foreign currency translation adjustments	-	-	-	17,485	-	17,485
Actuarial losses on pension plan	-	-	-	(1,256)	-	(1,256)
Shares issued in Merger	8,398,022	1	326,237	-	-	326,238
Earnout liability related to Merger (see Note 13)	-	-	(9,575)	-	-	(9,575)
Sale of common stock	164,536	-	1,645	-	-	1,645
Stock-based compensation expense	-	-	36	-	-	36
Net loss	-	-	-	-	(22,383)	(22,383)
Ending Balance as of December 31, 2016	20,363,927	$2	$318,957	$49,334	$(352,174)	$16,119

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three months ended December 31,
	2016	2015

Cash flows from operating activities
Net loss	$(22,383)	$(16,874)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,168	9,272
Stock-based compensation expense	36	-
Change in fair value of derivative liability	(124)	-
Change in fair value of earnout liability	(1,276)	-
Non-cash interest expense relating to PIK loan notes	9,762	11,285
Inventory reserve	(52)	118
Changes in assets and liabilities:
Accounts receivable	(774)	(3,657)
Inventory	513	(927)
Prepaid expenses and other assets	776	4,520
Corporate tax and other current taxes payable	693	(456)
Accounts payable	(1,262)	(1,164)
Other current liabilities	(11)	(311)
Deferred revenues and customer prepayment	(698)	(1,620)
Accrued expenses	(77)	(4,998)
Other long-term liabilities	(1,196)	(1,756)
Net cash used in operating activities	(8,905)	(6,568)

Cash flows from investing activities
Purchases of property and equipment	(2,332)	(3,968)
Purchases of capital software	(5,301)	(5,219)
Net cash used in investing activities	(7,633)	(9,187)

Cash flows from financing activities
Proceeds from issuance of revolver and long-term debt	7,415	13,770
Cash received in connection with Merger	36,664	-
Proceeds from sale of common stock	1,645	-
Repayments of long-term debt	(37)	(43)
Net cash provided by financing activities	45,687	13,727

Effect of exchange rate changes on cash	301	12
Net increase (decrease) in cash	29,450	(2,016)
Cash, beginning of period	1,486	4,060
Cash, end of period	$30,936	$2,044

Supplemental cash flow disclosures
Cash paid during the period for interest	$5,388	$6,496
Cash paid during the period for income taxes	$15	$-

Supplemental disclosure of noncash investing and financing activities
Fair value adjustment of PIK shareholder loans	$174,990	$-

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

	For the Three-Month Period ended
	December 31,	December 31,
	2016	2015

Net loss	$(22,383)	$(16,874)

Items Relating to Legacy Activities:
Profit attributable to discontinued analogue activities	-	(73)
Pension charges	180	441
Costs relating to former operations	(112)	6

Items to be considered to be Exceptional in nature:
Costs of group restructure	-	38
Italian tax related costs	-	20
Transaction fees	9,615	1,278

Stock-based compensation expense	881	-

Depreciation and amortization	7,168	9,272
Total other expense, net	13,065	16,172
Income tax	51	86
Adjusted EBITDA	$8,465	$10,367

Adjusted EBITDA	£6,792	£6,776

Attributable to:
Operating company	6,818	6,776
Incremental public company costs	(26)	-

Exchange Rate - $ to £	1.2463	1.5300

	For the Three-Month Period ended
	December 31,	December 31,
	2016	2015

Net revenues per Financial Statements	$27,037	$30,815
Less Nil Margin Sales	(533)	34
Less Analogue Revenues	0	(73)
Adjusted Revenue	$26,504	$30,777

Adjusted Revenue	£21,266	£20,115

INSPIRED ENTERTAINMENT, INC. SEGMENT PERFORMANCE

Period ended December 31, 2016

	Server Based Gaming	Virtual Sports	Corporate Functions	Total
Revenue:
Service	$18,220	$7,023	$-	$25,243
Hardware	1,794	-	-	1,794
Total revenue	20,014	7,023	-	27,037
Cost of sales, excluding depreciation and amortization:
Cost of service	(2,895)	(853)	-	(3,748)
Cost of hardware	(1,161)	-	-	(1,161)
Selling, general and administrative expenses	(3,824)	(1,796)	(8,992)	(14,612)
Acquisition related transaction expenses	-	-	(9,615)	(9,615)
Depreciation and amortization	(5,653)	(1,068)	(447)	(7,168)
Segment operating income (loss) from continuing operations	6,481	3,306	(19,054)	(9,267)

Net operating loss				(9,267)

Period ended December 31, 2015

	Server Based Gaming	Virtual Sports	Corporate Functions	Total
Revenue:
Service	$21,508	$8,564	$-	$30,072
Hardware	743	-	-	743
Total revenue	22,251	8,564	-	$30,815
Cost of sales, excluding depreciation and amortization:
Cost of service	(3,158)	(1,209)	-	(4,367)
Cost of hardware	(338)	-	-	(338)
Selling, general and administrative expenses	(5,469)	(2,081)	(8,626)	(16,176)
Acquisition related transaction expenses	-	-	(1,278)	(1,278)
Depreciation and amortization	(7,508)	(1,268)	(496)	(9,272)
Segment operating income (loss) from continuing operations	5,778	4,006	(10,400)	(616)

Net operating loss				(616)